U.S.B. HOLDING CO., INC.
                               100 Dutch Hill Road
                           Orangeburg, New York 10962

                              --------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                              --------------------

                                  May 23, 2002

To the Stockholders of U.S.B. Holding Co., Inc.:

     At the direction of the Board of Directors of U.S.B. Holding Co., Inc. (the "Company"), a Delaware corporation, NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of the Company will be held at the Holiday Inn, 3 Executive Boulevard, Suffern, New York 10901 on May 23, 2002 at 10:00 a.m. (local time), for the purpose of considering and voting upon the following matters:

     1. Election of three directors, constituting Class II members of the Board of Directors, to a three-year term of office.

     2. Approval of an amendment to the Certificate of Incorporation to increase the number of authorized shares of preferred stock, with no par value, from 100,000 to 10,000,000.

     3. Any other business which may be properly brought before the meeting or any adjournment thereof.

                                    By order of the Board of Directors

                                    Michael H. Fury, Secretary

April 29, 2002

     YOU ARE REQUESTED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER YOU PLAN TO ATTEND THE MEETING IN PERSON OR NOT. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE MEETING, OR IF YOU ATTEND THE MEETING YOU MAY REVOKE YOUR PROXY AT THAT TIME, IF YOU WISH.

                            U.S.B. HOLDING CO., INC.
                               100 Dutch Hill Road
                           Orangeburg, New York 10962

                              --------------------

                                 PROXY STATEMENT

                       FOR ANNUAL MEETING OF STOCKHOLDERS

                                  May 23, 2002

     This Proxy Statement and the accompanying form of proxy are being sent to the stockholders of U.S.B. Holding Co., Inc. (the "Company"), a Delaware corporation, in connection with the solicitation by the Board of Directors of the Company (the "Board") of proxies to be voted at the Annual Meeting of Stockholders of the Company (the "Meeting") to be held at 10:00 a.m. (local time) on Thursday, May 23, 2002, at the Holiday Inn, 3 Executive Boulevard, Suffern, New York 10901, and at any adjournments thereof. The Notice of Meeting, this Proxy Statement and the accompanying form of proxy are being mailed to the stockholders on or about April 29, 2002. The Annual Report of the Company for the year 2001 has been furnished to stockholders with this Proxy Statement.

     At the Meeting, three Class II directors will be elected to the Board of Directors to serve for a three-year term (until the 2005 Annual Meeting of Stockholders), with each director to hold office until his successor has been duly elected and qualified, or until his earlier death, resignation or removal.

                            VOTING RIGHTS AND PROXIES

     The Board of Directors has fixed the close of business on April 17, 2002, as the record date for determination of stockholders entitled to notice of, and to vote at, the Meeting. At the close of business on such date, there were outstanding and entitled to vote 18,429,950 shares of common stock, $0.01 par value per share ("Common Stock"), which is the Company's only authorized and outstanding class of stock entitled to vote at the Meeting.

     A majority of the outstanding shares of Common Stock is required to be represented at the Meeting, in person or by proxy, to constitute a quorum. Each outstanding share of Common Stock is entitled to one vote. There will be no cumulative voting of shares for any matter voted upon at the Meeting. Directors are elected by a plurality of the votes cast. Abstentions and broker nonvotes will be disregarded and have no effect on the outcome of the election of directors. The affirmative vote of holders of at least a majority of the issued and outstanding shares is required for adoption of the amendment to the Certificate of Incorporation to increase the number of authorized shares of preferred stock, with no par value ("Preferred Stock"), from 100,000 to 10,000,000. In determining whether this proposal has received the requisite number of affirmative votes, abstentions and broker nonvotes will have the same effect as votes against the proposal.

     If the enclosed form of proxy is properly executed and returned to the Company prior to or at the Meeting and is not revoked prior to its exercise, all shares of Common Stock represented thereby will be voted at the Meeting and, where instructions have been given by a stockholder, will be voted in accordance with such instructions.

     Any stockholder executing a proxy which is solicited hereby has the power to revoke it prior to exercise of the authority conferred thereby. Revocation may be made effective by attending the Meeting and voting the shares of Common Stock in person or by delivering to the Secretary of the Company at the principal offices of the Company prior to exercise of the Proxy a written notice of revocation or a later-dated, properly executed proxy.

     The solicitation of proxies will be by mail, but proxies also may be solicited by telephone, telegram or in person by directors, officers and other employees of the Company or of Union State Bank (the "Bank"), the Company's commercial banking subsidiary. The Company will bear all costs of soliciting proxies. The Company has retained Mellon Investor Services LLC ("Mellon") as its proxy solicitor for a fee of $7,500. Pursuant to this arrangement, Mellon will provide consultation with respect to the planning and organization of the Annual Meeting and obtain proxies from brokers, banks, nominees and institutional stockholders. In addition, the Company will reimburse Mellon for all reasonable out-of-pocket expenses incidental to this arrangement. Should the Company, in order to solicit proxies, request the assistance of other financial institutions, brokerage houses or other custodians, nominees or fiduciaries, the Company will reimburse such persons for their reasonable expense in forwarding proxy materials to stockholders and obtaining their proxies.

                          ITEM 1: ELECTION OF DIRECTORS

     Three directors, Mr. Kenneth J. Torsoe, Mr. Kevin J. Plunkett and Mr. Steven T. Sabatini, constituting Class II members of the Board of Directors, are proposed to be elected to serve for a three-year term (until the 2005 Annual Meeting of Stockholders), with each to hold office until his successor shall have been duly elected and qualified, or until his earlier death, resignation or removal.

     The Company's Certificate of Incorporation provides for a classified Board of Directors consisting of three classes of directors, as nearly equal in number as possible, with terms expiring in successive years. There are currently two Class I directors with terms expiring in 2004, three Class II directors with terms expiring at this meeting and three Class III directors with terms expiring in 2003, making a total of eight directors.

     All proxies which are timely received in proper form will be voted FOR the Board's nominees for director, unless contrary instructions are given. All nominees are presently directors of the Company. If any nominee is unable to serve, the Board of Directors may designate a substitute nominee, in which event the votes which would have been cast for the nominee not serving will be cast for the substitute nominee.

     The following information is furnished with respect to each of the Board's nominees for Class II directors, and the Class I and Class III directors continuing in office.

                              NOMINEES FOR DIRECTOR

                                    CLASS II
                            (Terms Expiring in 2002)

                                                                                          Served as a
                      Name, Age, Other Positions with the Company                        Director of the
         and the Bank and Principal Occupation for at least the Past Five Years           Company Since
         ----------------------------------------------------------------------           -------------
Kenneth J. Torsoe, 66......................................................................   1982
     President, Torsoe Brothers Construction Corp., Suffern, NY; Partner,
     Normandy Village Company; Partner, Normandy Village Apts., Nanuet, NY
     (since 1964); Director of the Bank (since 1981).

Kevin J. Plunkett, 52......................................................................   1998
     Attorney, Partner of the law firm of Thacher Proffitt & Wood, White Plains, NY
     (since 2000) and Member and Shareholder of the law firm of Plunkett & Jaffe, P.C.,
     White Plains, NY (1979 to 2000); Director of the Bank (since 1998).

Steven T. Sabatini, 50.....................................................................   2001
     Senior Executive Vice President, Chief Financial Officer and Assistant Secretary
     of the Company and the Bank (since 1997); Executive Vice President, Chief
     Financial Officer and Assistant Secretary of the Company and the Bank (1995
     to 1997); Assistant to the Chairman of the Board of Directors of the Bank
     (September 1994 to March 1995); and for at least five years prior to that, an audit partner with Ernst & Young LLP.

                         DIRECTORS CONTINUING IN OFFICE

                                     CLASS I
                            (Terms Expiring in 2004)

                                                                                          Served as a
                     Name, Age, Other Positions with the Company                        Director of the
         and the Bank and Principal Occupation for at least the Past Five Years          Company Since
         ----------------------------------------------------------------------          -------------
Howard V. Ruderman, 74.....................................................................   1982
     Retired - President, Mohegan Electric Supply Co., Mohegan Lake, NY (1973
     to 1997); Director of the Bank (since 1969).

Edward T. Lutz, 55 ........................................................................   1999
     President and CEO, Lutz Advisors, Inc. (since 2001); Principal, Tucker Anthony
     (1999 to 2001); Senior Vice President, Capital Resources, Inc. (1996 to 1999);
     Senior Vice President, Lyons Zomback & Ostowski, Inc./Advest, Inc. (1988-1996);
     Regional Director FDIC - New York (1984 to 1988); Director of the Bank
     (since 1999).

                                    CLASS III
                            (Terms Expiring in 2003)

                                                                                          Served as a
                      Name, Age, Other Positions with the Company                       Director of the
         and the Bank and Principal Occupation for at least the Past Five Years          Company Since
         ----------------------------------------------------------------------          -------------
Thomas E. Hales, 65........................................................................   1982
     Chairman of the Board and Chief Executive Officer of the Company (since 1982);
     Chairman of the Board of the Bank (since 1981); Chief Executive Officer of the
     Bank (since 1983); President of the Company and the Bank (since 1984).

Raymond J. Crotty, 54......................................................................   1996
     Senior Executive Vice President, Chief Credit Officer and Assistant Secretary of the
     Company and the Bank (since 1997); Executive Vice President, Chief Credit Officer and Assistant Secretary of the Company and the Bank (1995 to 1997, and 1992 to
     1997, respectively); Senior Vice President and Chief Credit Officer of the Bank
     (1988 to 1992); Director of the Bank (since 1995).

Michael H. Fury, 75........................................................................   1982
     Attorney, Senior Partner of the law firm of Fury, Kennedy, Griffin & Smith, Pearl
     River, NY (since 1955); Secretary of the Company and the Bank (since 1985);
     General Counsel of the Company (1982 to 1998) and the Bank (1969 to 1998);
     Director of the Bank (since 1969).

Executive Officers

     The executive officers are Mr. Hales, Mr. Crotty and Mr. Sabatini, who are described above.

Board Committees and Meetings

     The Board of Directors of the Company met twelve times during 2001. Each director attended 75% or more of the Board of Directors meetings held during the period he was a director, except Mr. Fury who attended eight of twelve meetings. The standing committees of the Board include the Stock Option Committee, presently comprised of Messrs. Ruderman (Chairman), Lutz and Torsoe, and the Audit Committee, presently comprised of Messrs. Lutz (Chairman), Ruderman and Plunkett. The Stock Option Committee evaluates the awarding of options to purchase common stock of the Company to employees under the Company's stock option plans. The Audit Committee of the Company functions in a similar manner as that described below for the Bank's Examining Committee. Also see the Audit Committee Report included elsewhere herein for a further discussion of the Audit Committee's functions. The Board of Directors of the Company does not have a standing executive, nominating or compensation committee or committees performing similar functions.

     Each of the directors of the Company, except for Mr. Sabatini, is also a member of the Board of Directors of the Bank, which is the Company's principal subsidiary. Among its standing committees, the Board of Directors of the Bank has an Executive Committee, an Examining Committee and a Compensation Committee.

     The Executive Committee of the Bank's Board of Directors supervises the day-to-day business of the Bank, but does not have authority to act on matters which are not within the ordinary course of business.

The Executive Committee's present members are Messrs. Torsoe (Chairman), Crotty, Fury, Hales, Lutz, Plunkett and Ruderman.

     The Examining Committee of the Bank's Board of Directors serves the same purposes which would be served by an audit committee. It reviews the Bank's internal auditing and control procedures and reviews and makes recommendations concerning internal accounting controls, financial reporting and accounting policy. Its present members are Messrs. Lutz (Chairman), Ruderman and Plunkett.

     The Compensation Committee of the Bank's Board of Directors establishes and reviews the policies and standards for hiring employees and makes recommendations to the Bank's Board concerning hiring, promotions and compensation policy. Its present members are Messrs. Fury (Chairman), Ruderman and Plunkett.

     The above Committees meet as and when required, except for the Audit and Examining Committees which meet at least four times each year. Certain matters that may come before a committee may be reviewed or acted on by the Board as a whole.

Compliance with Section 16(a) of the Securities Exchange Act

     Pursuant to Section 16(a) of the Securities Exchange Act of 1934 and the Rules issued thereunder, the Company's directors and executive officers are required to file with the Securities and Exchange Commission ("SEC") reports of ownership and changes in ownership of Common Stock. Copies of such forms are required to be filed with the Company. Based solely on its review of copies of such reports furnished to the Company, the Company believes that the directors and executive officers are in substantial compliance with the filing requirements of Section 16(a).

Compensation of Directors

     Each director of the Company during 2001 received $2,500 for each month served on the Company's Board of Directors. In addition, each director of the Bank received $500 for each month served on the Bank's Board of Directors. Mr. Lutz, as Chairman of the Examining Committee and director assigned with responsibility for the detailed review of the Company's and Bank's policies, received additional compensation of $5,000. No other compensation is paid to directors for serving on or attending meetings of the committees of the Company's or Bank's Board of Directors.

Director Stock Option Plan

     Under the Company's existing Director Stock Option Plan, as amended by the Board of Directors on March 24, 1999, certain non-employee directors receive annually, effective as of the close of each annual meeting of stockholders of the Company, a non-qualified option to purchase a fixed number of shares of Common Stock at an exercise price equal to the market value of such shares on the date of the grant. The number of shares subject to the option is based upon the number of years of service completed by the director. After two years of service, the director is entitled to an option covering 1,155 shares. Each additional year of service entitles the director to an option covering an additional 1,155 shares, until the director has completed fifteen years of service, after which the director is entitled to annual options covering 21,523 shares.

     The options may not be exercised prior to the first anniversary of the date of grant and expire ten years after the date of grant. At December 31, 2001, there were 231,451 shares remaining to be granted under the Director Stock Option Plan.

                        OWNERSHIP OF SHARES BY MANAGEMENT

     The following table sets forth certain information as of March 31, 2002 regarding the amount of Common Stock beneficially owned by the Company's directors and director nominees, the executive officers listed below under EXECUTIVE COMPENSATION and all directors and executives as a group:

                                                                           Number of Shares
                                                                             and Nature of         Percent
Beneficial Owner                                                          Beneficial Ownership*    of Class
----------------                                                          ---------------------    --------
Raymond J. Crotty (a).................................................             437,478           2.33%
Michael H. Fury (b)...................................................             479,227           2.57%
Thomas E. Hales (c)...................................................           3,044,785          15.69%
Edward T. Lutz (d)....................................................               3,080              **
Kevin J. Plunkett (e).................................................              42,134              **
Howard V. Ruderman (f)................................................           1,016,798           5.49%
Kenneth J. Torsoe (g) (h).............................................           1,815,645           9.79%
Steven T. Sabatini (i)................................................            330, 077           1.77%
All directors and executive officers as a group (8 individuals).......           7,169,224          35.01%

----------
* The table shows all shares as to which each named beneficial owner possessed sole or shared voting or investment power as of the specified date, including shares held by, in the name of, or in trust for the spouse and dependent children of the named individual and other relatives living in the same household, even if beneficial ownership of such shares has been disclaimed by the named individual. Unless otherwise indicated, the named beneficial owner was the sole and exclusive owner of all listed shares as of the specified date. The table does not include that portion of the 1,528,749 shares owned by the Company's Employee Stock Ownership Plan (With 401(k) Provisions) ("KSOP"), of which Mr. Plunkett and Mr. Sabatini are trustees.

**   Less than 1.00% beneficial ownership in the Company.

(a) Includes 69,712 shares owned by Mr. Crotty jointly with his wife, and 367,766 shares that may be acquired pursuant to the exercise of options within 60 days of March 31, 2002. Does not include 86,517 or 11,842 shares allocated to Mr. Crotty under the KSOP and Key Employees Supplemental Investment Plan ("KESIP"), respectively.

(b) Includes 130,204 shares owned by Mr. Fury jointly with his wife, 7,383 shares which he holds as trustee for his children, and 190,293 shares that may be acquired pursuant to the exercise of options within 60 days of March 31, 2002.

(c) Includes 620,249 shares owned by Mr. Hales jointly with his wife, 193,617 shares owned by his wife, 167,962 shares held by the Hales Family Foundation, Inc., and 971,152 shares that may be acquired pursuant to the exercise of options within 60 days of March 31, 2002. Does not include 227,319 or 103,836 shares allocated to Mr. Hales under the KSOP and KESIP, respectively.

(d) Includes 1,155 shares that may be acquired pursuant to the exercise of options within 60 days of March 31, 2002.

(e) Includes 8,537 shares held by Mr. Plunkett's wife, 141shares held by Mr. Plunkett's wife and mother jointly, and 28,851 shares that may be acquired pursuant to the exercise of options within 60 days of March 31, 2002.

(f) Includes 67,790 shares held by Mr. Ruderman's wife, and 107,615 shares that may be acquired pursuant to the exercise of options within 60 days of March 31, 2002.

(g) Includes 107,615 shares that may be acquired pursuant to the exercise of options within 60 days of March 31, 2002.

(h) If shares owned by Harald R. Torsoe were included, the total would be 3,085,009 shares (16.64%). Harald R. Torsoe is the brother of Kenneth J. Torsoe. However, Kenneth J. Torsoe disclaims beneficial ownership of the shares owned by his brother.

(i) Includes 270,980 shares that may be acquired pursuant to the exercise of options within 60 days of March 31, 2002. Does not include 19,466 shares or 7,328 shares allocated to Mr. Sabatini under the KSOP and KESIP, respectively.

                             EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

     The following table sets forth cash and certain other compensation paid to or earned by the Chief Executive Officer and the two other executive officers of the Company for the years indicated. The Bank, which is the principal subsidiary of the Company, has paid or accrued all of the cash compensation shown.

                           SUMMARY COMPENSATION TABLE

                                                  Annual Compensation          Long-Term
                                            -------------------------------   Compensation      All Other
Name and Principal Position(s)              Year   Salary (1)     Bonus (2)    Options (3)   Compensation (4)
------------------------------              ----   ----------     ---------    -----------   ----------------
Thomas E. Hales............................ 2001    $671,000     $1,245,660      202,446         $147,575
   President, Chairman of the Board         2000    $644,000     $1,176,720      166,668         $142,099
   and Chief Executive Officer              1999    $611,040     $1,001,100      115,623         $138,028

Raymond J. Crotty.......................... 2001    $227,667     $  207,610       56,030         $ 35,578
   Senior Executive Vice President,         2000    $224,000     $  196,120       42,929         $ 38,362
   Chief Credit Officer and                 1999    $204,654     $  166,850       43,021         $ 33,697
   Assistant Secretary

Steven T. Sabatini ........................ 2001    $196,667     $  207,610       68,359         $ 32,698
   Senior Executive Vice President,         2000    $188,000     $  196,120       41,927         $ 39,795
   Chief Financial Officer and              1999    $168,654     $  166,850       41,927         $ 31,851
   Assistant Secretary

----------
(1) Includes director fees for all executives; also includes that portion of each named executive's salary deferred pursuant to the KSOP, the KESIP and the Key Employees Supplemental Diversified Investment Plan ("KESDIP") (but not amounts contributed for the named executives by the Company, which are included under "All Other Compensation").

(2) Reflects payments accrued for the indicated years under the Company's Executive Incentive Bonus Plan.

(3) Number of shares covered by stock options granted, adjusted for stock dividends and splits.

(4) Reflects annual contributions made for the account of each named executive to the KSOP, KESIP and KESDIP, the value of personal use of a Company provided car, and Company paid life and medical insurance.

                              Option Grants in 2001

   The options referred to below were granted under the Company's 1997 Employee Stock Option Plan.

                                                                                   Potential Realizable
                                              % of Total                             Aggregate Value at
                                                Options                             Assumed Annual Rates
                                              Granted to                               of Stock Price
                                               Employees   Exercise                Appreciation for Option
                                   Options     In Fiscal     Price   Expiration             Term*
                                                                                   ------------------------
Name                               Granted        Year     ($/Share)    Date           5%           10%
----                               -------       ------    ---------   -------     ---------   ------------
Thomas E. Hales....................  9,143        2.17%      $12.04    3/22/06     $  30,414   $     67,206
Thomas E. Hales....................  3,869        0.92%      $10.94    3/22/11     $  26,619   $     67,458
Thomas E. Hales.................... 66,450       15.74%      $10.94    3/22/11     $ 457,183   $  1,158,592
Thomas E. Hales....................122,984       29.13%      $11.82    4/04/11     $ 914,206   $  2,316,777
Raymond J. Crotty..................  9,910        2.35%      $10.08    2/09/11     $  62,822   $    159,203
Raymond J. Crotty.................. 46,120       10.92%      $11.82    4/04/11     $ 342,835   $    868,810
Steven T. Sabatini.................  7.832        1.85%      $10.23    2/12/11     $  94,104   $    238,478
Steven T. Sabatini.................  1,682        0.40%      $11.82    4/04/11     $  12,503   $     31,686
Steven T. Sabatini................. 44,438       10.52%      $11.82    4/04/11     $ 330,331   $    837,125
Steven T. Sabatini................. 14,627        3.46%      $13.14    8/13/11     $ 120,873   $    306,315
Steven T. Sabatini.................  7,612        1.80%      $13.14    8/13/11     $  62,903   $    159,409

----------
* The dollar gains under these columns result from calculations assuming 5% and 10% growth rates as set by the SEC and are not intended to forecast future price appreciation of the Common Stock of the Company over the option term, which is ten years (five years in the case of Mr. Hales' incentive stock options). The gains reflect a future value based upon growth at these prescribed rates.

              Option Exercises in 2001 and December 31, 2001 Values

                                                                                             Value
                                                                                        of Unexercised
                                                                      Unexercised        In-the-Money
                                                                      Options at          Options at
                                         Shares                        12/31/01            12/31/01*
                                        Acquired        Value        (Exercisable/       (Exercisable/
Name                                   on Exercise    Realized      Unexercisable)      Unexercisable)
----                                   -----------    --------      --------------      --------------
Thomas E. Hales.........................  207,143     $1,396,352       971,152/0        $4,331,776/NA
Raymond J. Crotty.......................   18,628     $   87,887       367,766/0        $2,238,937/NA
Steven T. Sabatini......................   81,927     $  626,187       270,980/0        $  785,780/NA

----------
* Difference between the market value per share of the Company's Common Stock at December 31, 2001 ($15.318), as adjusted for the 10% Common Stock dividend declared in December 2001 and distributed in January 2002, and the option exercise price, multiplied by the number of shares covered by the options.

     Employment Agreements. The Company and the Bank are committed under employment agreements (as amended) with Mr. Hales, the Chairman, President and Chief Executive Officer; Mr. Crotty, Senior Executive Vice President and Chief Credit Officer; and Mr. Sabatini, Senior Executive Vice President and Chief Financial Officer, requiring annual salaries of $650,000, $225,000 and $225,000, respectively; annual bonus payments equal to six, one and one percent of net income of the Company under the Executive

Incentive Bonus Plan, respectively, and annual stock option grants of 122,984 shares, 46,120 shares and 46,120 shares, respectively, issued at fair value (110 percent of fair value for incentive stock options if the key officer's ownership of the Company equals or exceeds 10 percent at the date of grant) and other benefits for the term of the agreements. Mr. Hales' employment agreement is for a five year term, expiring November 16, 2003, while the agreements of Mr. Crotty and Mr. Sabatini are for three year terms, expiring October 25, 2004.

     Mr. Hales' agreement also requires minimum annual salary increases of $30,000. All of the employment agreements include change in control provisions, requiring certain payments including three times annual salary and average bonus payments (as defined) in the event of voluntary or involuntary termination in the event of a change in control of the Company or the Bank.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Report of the Bank's Compensation Committee on Executive Compensation and the Performance Graph shall not be incorporated by reference into any such filings.

                     REPORT OF BANK'S COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION

     The proxy statement rules of the SEC require a report from the Compensation Committee of the Board of Directors which discusses the compensation policies for executive officers and the Committee's rationale for compensation paid to the Chief Executive Officer. The Company's Board does not have a Compensation Committee. All of the compensation (other than stock options) paid to the Company's executive officers is paid to them by the Bank, and decisions concerning the Chief Executive Officer's compensation and guidelines for the compensation of the other executive officers are made by the Compensation Committee of the Bank's Board of Directors and/or the full Board. Accordingly, the following report is submitted by the Bank's Compensation Committee.

Compensation Policies for Executive Officers

     The Compensation Committee's executive compensation policy is designed to provide competitive levels of compensation that align compensation with the Company's annual and long-term performance goals, reward good performance at the Company and Bank levels, recognize individual initiative and achievements and assist the Company in attracting and retaining qualified executives. A significant portion of an executive officer's compensation is performance related, and, therefore, actual compensation levels vary from year to year and in any particular year may be above or below those of the Company's competitors.

     The Compensation Committee also believes that stock ownership by management is beneficial in aligning the interests of management and the Company's stockholders. Accordingly, the Compensation Committee has also relied upon stock-based compensation arrangements in compensating executive officers.

Relationship of Company's Performance to Compensation

     Compensation paid to the executive officers for 2001 consisted primarily of salary, annual bonus under the Company's Executive Incentive Bonus Plan and awards of stock options under the Company's Employee Stock Option Plans. While each executive officer's salary is determined on the basis of the individual's responsibilities and a comparison with salaries paid by competitors of the Company, the other primary components of executive compensation are directly related to Company and Bank performance.

Annual Bonus Arrangements

     Corporate performance determines the aggregate amount of annual bonuses, if any, awarded to the executive officers under the Executive Incentive Bonus Plan. In determining the aggregate percent of consolidated net income after taxes that is paid as bonuses in accordance with each executive's employment contract and the Executive Incentive Bonus Plan, the Compensation Committee considers the financial performance of the Company in comparison to the Company's business plan for the year, with particular emphasis on net income, return on average common equity, return on average assets and expense to revenue ratios. The Compensation Committee also considers certain measures of asset quality, including net charge-offs and the level of nonperforming loans, and other specific items such as capital ratios that the Board may have identified as being priorities for that year.

     Certain subjective factors, such as the achievement of qualitative goals relating to customers and employees and the historic level of bonus payments at competing organizations in light of their relative performance, are also considered. After the Compensation Committee's evaluation of overall corporate performance, the individual performance of each of the executive officers is evaluated in light of the factors described above that are relevant to the officer's responsibilities.

     In 2001, the Committee took into account the fact that the Company achieved the highest net income reported in its history. Net income was $20.8 million and diluted earnings per common share was $1.11 for the year ended December 31, 2001, increases of 5.9 percent and 6.7 percent, respectively, over 2000. Return on average common stockholders' equity was 16.20 percent in 2001 and return on average total assets in 2001 was 1.06 percent.

Long-Term Incentive Plan Arrangements

     The long-term incentive component of executive officers' compensation for 2001 consists of awards of stock options under the Company's Employee Stock Option Plans (the "Plans"). The Plans are designed to link rewards for executive officers and other key personnel to increases in stockholder value, foster share ownership by the Company's executives and enable the Company to retain and attract key employees with superior management skills. Awards under the Plans and in accordance with each executive's employment contract, as applicable, consider performance during the prior year as measured by the factors described above under the caption "Annual Bonus Arrangements" and the Company's progress toward meeting longer-term objectives, emphasizing profitability and capital strength. The options granted to Mr. Hales, Mr. Crotty and Mr. Sabatini in 2001, shown under the caption "Long-Term Compensation Options" in the Summary Compensation Table, reflect their high level of individual performance and the Committee's view of the continuing importance of their role in determining the future success of the Company. The actual size of any stock option gains Mr. Hales, Mr. Crotty and Mr. Sabatini and other executives will realize depends solely on the future performance of the Company's Common Stock.

     The Committee believes that the programs described above provide compensation that is competitive with the levels paid by other major corporations, effectively links executive and stockholder interests through performance and equity based plans and is structured to provide incentives that are consistent with the long-term investment horizons which characterize the business in which the Company is engaged.

                                       COMPENSATION COMMITTEE

                                       Michael H. Fury, Chairman
                                       Howard V. Ruderman
                                       Kevin J. Plunkett

Principal Accounting Firm Fees

     Set forth below is a summary of the fees paid for the year ended December 31, 2001 to the Company's principal accounting firm, Deloitte & Touche LLP:

Audit fees........................................................   $276,000
All other fees....................................................   $135,000(a)

----------
(a)  Includes fees for tax consulting and other non-audit services.

                             AUDIT COMMITTEE REPORT

     In accordance with its written charter adopted by the Board of Directors, the Audit Committee (the "Committee"), which consists entirely of directors who meet the independence and experience requirements of the New York Stock Exchange, assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company.

     In discharging its oversight responsibility as to the audit process, the Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees." The Committee discussed with the auditors any relationships that may impact their objectivity and independence, including fees for non-audit services, and satisfied itself as to the auditors' independence. The Committee also discussed with management, the internal auditors and the independent auditors the quality and adequacy of the Company's internal control and the internal audit function's organization, responsibilities, budget and staffing. The Committee reviewed with the independent auditors and the internal auditors their audit plan and scope.

     The Committee discussed and reviewed with the independent auditors all communications required by auditing standards generally accepted in the United States of America, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" and, with and without management present, discussed and reviewed the independent auditors' examination of the consolidated financial statements. The Committee also discussed the results of the internal audit examinations.

     The Committee reviewed the audited consolidated financial statements of the Company as of and for the year ended December 31, 2001, with management and the independent auditors. Management has the responsibility for the preparation of the Company's financial statements and the independent auditors have the responsibility for the examination of those statements.

     Based on the above-mentioned review and discussions with the independent auditors, the Committee recommended to the Board of Directors that the Company's audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission. The Committee also recommended the reappointment of Deloitte & Touche LLP as independent auditors and the Board of Directors concurred with such recommendation.

                                       AUDIT COMMITTEE

                                       Edward T. Lutz, Chairman
                                       Howard V. Ruderman
                                       Kevin J. Plunkett

                                PERFORMANCE GRAPH

     The following graph provides a comparison of the annual percentage changes in the cumulative total stockholder return on the Company's Common Stock with that of two Peer Groups and the Russell 2000 Market Value Index ("Russell 2000 Index") for the five-year period ended December 31, 2001. The comparison assumes that $100 was invested on December 31, 1996 in the Common Stock of the Company and in each of the foregoing indices and assumes the reinvestment of all dividends.

                 Comparison of Five-Year Cumulative Total Return
            Among the Company, Two Peer Groups and Russell 2000 Index

                            U.S.B. Holding Co., Inc.

[THE FOLLOWING INFORMATION WAS ALSO REPRESENTED AS A LINE CHART IN THE PRINTED MATERIAL]

                            Total Return Performance

                                                       Period Ending
                               ---------------------------------------------------------------
Index                          12/31/96   12/31/97   12/31/98   12/31/99   12/31/00   12/31/01
                               ---------------------------------------------------------------
U.S.B. Holding Co., Inc.        100.00     304.86     223.73     215.32     182.58     250.94
Russell 2000                    100.00     122.36     119.25     144.60     140.23     143.71
U.S.B. Group Peer Group 1*      100.00     164.24     164.50     143.28     153.71     221.71
U.S.B. Group Peer Group 2**     100.00     181.84     172.65     146.69     146.74     212.91

 *U.S.B. Group Peer Group 1 consists of sixteen banks that trade on the major exchanges, are headquartered in NY, NJ, or CT, and have between $500M-$1.5B in total assets.

**U.S.B. Group Peer Group 2 consists of twenty-two banks that trade on the major exchanges, are headquartered in NY, NJ, or CT, and have between $500M-$2.5B in total assets, including the Company.

* U.S.B. Peer Group - $500M - $1.5B Bank Index. This U.S.B. Peer Group is a market-capitalization-weighted stock index combining price information from 16 banking institutions in New York, New Jersey and Connecticut with asset size of at least $500 million, but less than $1.5 billion as of December 31, 2001. The banking institutions included are: Alliance Financial Corporation, Arrow Financial Corporation, Bancorp Connecticut, Inc., Berkshire Bancorp, Inc., Center Bancorp, Inc., First of Long Island Corporation, Greater Community Bancorp, Interchange Financial Services Corporation, Intervest Bancshares Corporation, Lakeland Bancorp, Incorporated, Peapack Gladstone Financial Corporation, State Bancorp, Inc., Sterling Bancorp, Suffolk Bancorp, Tompkins Trustco, Inc. and Vista Bancorp, Inc.

** U.S.B. Peer Group - $500M - $2.5B Bank Index. This U.S.B. Peer Group is a market-capitalization-weighted stock index combining price information from 22 banking institutions in New York, New Jersey and Connecticut with an asset size of at least $500 million, but less than $2.5 billion as of December 31, 2001, including the Company. The banking institutions included are: Alliance Financial Corporation, Arrow Financial Corporation, Bancorp Connecticut, Inc., Berkshire Bancorp, Inc., BSB Bancorp, Inc., Center Bancorp, Inc., Financial Institutions, Inc., First of Long Island Corporation, Greater Community Bancorp, Interchange Financial Services Corporation, Intervest Bancshares Corporation, Lakeland Bancorp, Incorporated, Peapack Gladstone Financial Corporation, State Bancorp, Inc., Sterling Bancorp, Suffolk Bancorp, Sun Bancorp, Inc., Tompkins Trustco, Inc., U.S.B. Holding Co., Inc., United National Bancorp, Vista Bancorp, Inc. and Yardville National Bancorp.

                      PRINCIPAL STOCKHOLDERS OF THE COMPANY

     The following information is furnished with respect to each person known by management of the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock as of March 31, 2002:

                                                                Number of Shares
Name and Address                                                  and Nature of             Percent
of Beneficial Owner                                            Beneficial Ownership*        Of Class
-------------------                                            ---------------------        --------
Thomas E. Hales (a)
     66 Brookwood Drive
     Briarcliff Manor, NY 10510...............................       3,044,785               15.69%

Howard V. Ruderman (b)
     6 Aspen Court
     Pomona, NY  10970........................................       1,016,798                5.49%

Harald R. Torsoe (c)
     4 Bridgitte Court
     Suffern, NY  10901.......................................       1,269,364                6.89%

Kenneth J. Torsoe (d)
     70 West Gate Road
     Suffern, NY  10901.......................................       1,815,645                9.79%

U.S.B. Holding Co., Inc.
     Employee Stock Ownership Plan
     (With 401(k) Provisions)
     100 Dutch Hill Road
     Orangeburg, NY  10962....................................       1,528,749                8.29%

----------
* The table shows all shares as to which each named beneficial owner possessed sole or shared voting or investment power as of the specified date, including shares held by, in the name of, or in trust for, the spouse and dependent children of the named individual and other relatives living in the same household, even if beneficial ownership of such shares has been disclaimed by the named individual. Unless otherwise indicated, the named beneficial owner was the sole and exclusive owner of all listed shares as of the specified date.

(a) Includes 620,249 shares owned by Mr. Hales jointly with his wife, 193,617 shares owned by his wife, 167,962 shares held by the Hales Family Foundation, Inc., and 971,152 shares that may be acquired pursuant to the exercise of options within 60 days of March 31, 2002. Does not include 227,319 or 103,836 shares allocated to Mr. Hales under the KSOP and KESIP, respectively.

(b) Includes 67,790 shares owned by Mr. Ruderman's wife and 107,615 shares that may be acquired pursuant to the exercise of options within 60 days of March 31, 2002.

(c)  Includes 29,668 shares owned by Harald R. Torsoe's wife.

(d) Includes 107,615 shares that may be acquired pursuant to the exercise of options within 60 days of March 31, 2002.

             CERTAIN RELATIONSHIPS AND TRANSACTIONS WITH MANAGEMENT

     During 2001, some of the directors and executive officers of the Company (and members of their immediate families and corporations, organizations, trusts and estates with which these individuals are associated) were indebted to the Bank in amounts of $60,000 or more. However, all such loans, which did not exceed a total of $ 962,000 (or 0.7% of stockholders' equity at February 28, 2002) at any one time during 2001, were made in the ordinary course of business, did not involve more than normal risk of collectibility or present other unfavorable features, and were made on substantially the same terms, including interest rate and collateral requirements, as those prevailing at the same time for comparable loan transactions with unaffiliated persons, and no such loan is classified at present as a nonaccrual, past due, restructured or potential problem loan.

     Outside of normal customer relationships, none of the directors, executive officers or 5% stockholders of the Company (or members of their immediate families) presently maintains, directly or indirectly, any significant business or personal relationship with the Company or the Bank, other than such as might arise by virtue of his position with, or ownership interest in, the Company, except as follows. Edward T. Lutz was a Principal of Tucker Anthony, an investment banking and brokerage firm that was employed by the Company during 2001 for the sale of approximately $399,000 of equity securities at market prices. Kevin J. Plunkett is a partner in the law firm of Thacher Proffitt & Wood, which was employed by the Company and the Bank during 2001 and received approximately $145,000 for services rendered and related out-of-pocket disbursements. This law firm also represented the Bank for loan closings for which additional fees of approximately $680,000 were paid by customers of the Bank during 2001. Mr. Lutz and Mr. Plunkett do not have a direct business relationship with the Company or the Bank.

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

     On recommendation of the Audit and Examining Committees of the Company and the Bank, respectively, the Board has appointed Deloitte & Touche LLP as independent auditors of the Company and the Bank for the year ending December 31, 2002. The appointment of Deloitte & Touche LLP continues a relationship that began in 1980. Representatives of Deloitte & Touche LLP are expected to be present at the Meeting and will have the opportunity to make statements if they so desire and will be available to respond to appropriate questions.

                ITEM 2: AMENDMENT OF CERTIFICATE OF INCORPORATION

     On April 16, 2002, the Board unanimously approved a proposal to amend the Company's Certificate of Incorporation to authorize additional shares of Preferred Stock (the "Amendment") from 100,000 to 10,000,000. Upon adoption of the Amendment, Article FOURTH of the Certificate of Incorporation would read in its entirety as follows:

          "4. Number of Shares. The total number of shares of stock which the Corporation shall have authority to issue is 60,000,000 shares, consisting of 50,000,000 shares of Common Stock having a par value of $0.01 per share and 10,000,000 shares of Preferred Stock without par value."

     The Board believes that the proposed increase in the number of authorized shares of Preferred Stock will benefit the Company by improving its flexibility in responding to future business needs and opportunities. The additional authorized shares will be available for issuance from time to time in connection with raising capital that would qualify as Tier I or Tier II capital for regulatory purposes to support growth of the Company, support common stock repurchase programs, provide capital for possible acquisitions and for other proper corporate purposes. The Company is currently considering an issuance of noncumulative, callable Preferred Stock. The Preferred Stock would be offered in exchange for Common Stock of the Company or sold for cash to be used to repurchase Common Stock of the Company. However, the Company may determine not to do so or may do so on different terms.

     If the Amendment is adopted, the additional authorized shares may be issued for such consideration and upon such terms and conditions as may be approved by the Board. The Board does not intend to seek further approval by the stockholders for the issuance of additional shares unless required to do so by applicable laws or regulations.

     The Amendment will not change the proportionate interest of any stockholder in the Company and will have no adverse effect on any stockholder's voting or other rights.

     If the Amendment is approved by the stockholders, the increased number of authorized shares of Preferred Stock, as well as the presently authorized but unissued shares of Preferred Stock, might be utilized in a transaction which could have the effect of delaying or preventing a change in control of the Company which some or a majority of the stockholders may consider desirable. For example, such stock could be issued to third parties in order to discourage a takeover attempt or to dilute the earnings applicable to common stockholders and with rights (including voting rights) and preferences which could impede the completion of such a transaction.

     The Company's Certificate of Incorporation contains other provisions which might be deemed to have the effect of delaying or preventing a change in control of the Company. These include the provision establishing a classified Board of Directors; the provision requiring a "supermajority" vote of the stockholders or the Board of Directors for any business combination transaction involving a substantial stockholder; and the ability to issue additional Common Stock that may delete the ownership interest of a substantial stockholder who opposes Board policies.

     The Board does not currently intend to propose any other amendments to the Company's Certificate of Incorporation which might be deemed to have the effect of discouraging takeover attempts, nor is the Board aware of any existing or threatened effort to obtain control of the Company.

     The Board has determined that the proposed Amendment is advisable and directed that the Amendment be considered at the Meeting. (Financial statements are not deemed material for the exercise of prudent judgment in regard to the foregoing proposal, and therefore, are not included in this Proxy Statement.) The affirmative vote of holders of at least a majority of the issued and outstanding shares is required for the adoption of the Amendment. The Board of Directors unanimously recommends that you vote FOR this proposal.

                                  OTHER MATTERS

     The Board of Directors of the Company is not aware of any other matters that may come before the Meeting. However, the proxies may be voted with discretionary authority with respect to any other matters that may properly come before the Meeting.

                              STOCKHOLDER PROPOSALS

     Stockholder proposals for inclusion in the proxy statement for the 2003 Annual Meeting of Stockholders must be received by the Company at its principal executive offices by January 17, 2003. Such stockholder proposals, together with any supporting statements, should be directed to the Secretary of the Company.

Date:  April 29, 2002

                                     By order of the Board of Directors

                                     Michael H. Fury, Secretary

                                                              Please mark
                                                              your vote as   [X]
                                                              indicated in
                                                              this example

THIS PROXY WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR MANAGEMENT'S NOMINEES FOR DIRECTOR AND ITEM 2 BELOW IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE COMPANY'S BOARD OF DIRECTORS.

                                              VOTE FOR
1. Election of three (3) directors,          all nominees
   constituting Class II members of           (except as         VOTE WITHHELD
   the Board of Directors, to a three-       marked to the          for all
   year term of office.                        contrary)            nominees
   01 Kenneth J. Torsoe                          [ ]                  [ ]
   02 Kevin J. Plunkett
   03 Steven T. Sabatini

(Instruction: To withhold authority to vote for one or more nominee(s), write the name(s) of the nominee(s) in the space provided below.)

2. Approval of an amendment to the Certificate of Incorporation to increase the authorized number of preferred shares, no par value, from 100,000 to 10,000,000 (as described in the Proxy Statement).

   FOR    AGAINST   ABSTAIN    (Management
   [ ]      [ ]       [ ]      recommends
                               a vote FOR)


3. In their discretion, upon such other business as may properly come before the meeting.

Signature
          ------------------------------------------
Signature                                            Date
          ------------------------------------------      -------------------


--------------------------------------------------------------------------------
                            /\FOLD AND DETACH HERE/\

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                      Vote by Internet or Telephone or Mail
                          24 Hours a Day, 7 Days a Week

             Internet and telephone voting is available through 4PM Eastern Time the business day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

                                    Internet
                      http://www.eproxy.com/ubh
                      Use the Internet to vote your
                      proxy. Have your proxy card in
                      hand when you access the web
                      site. You will be prompted to enter
                      your control number, located in
                      the box below, to create and
                      submit an electronic ballot.

                                       OR

                                    Telephone
                                 1-800-435-6710
                      Use any touch-tone telephone to
                      vote your proxy. Have your proxy
                      card in hand when you call. You will
                      be prompted to enter your control
                      number, located in the box below,
                      and then follow the directions given.

                                       OR

                                      Mail

                               Mark, sign and date
                                your proxy card
                                      and
                                return it in the
                             enclosed postage-paid
                                   envelope.

              If you vote your proxy by Internet or by telephone,
                 you do NOT need to mail back your proxy card.

                            U.S.B. HOLDING CO., INC.
                 100 Dutch Hill Road Orangeburg, New York 10962
                       2002 Annual Meeting of Stockholders

     As a participant in the Employee Stock Ownership Plan (with 401(K) provisions) ("KSOP") of U.S.B. Holding Co., Inc. (the "Company"), the undersigned hereby directs Catherine Martini and/or Steven T. Sabatini, trustees of the KSOP, to vote all shares of the Company's Common Stock in the undersigned's KSOP account at the Annual Meeting of U.S.B. Holding, Co., Inc. stockholders to be held at the Holiday Inn, 3 Executive Boulevard, Suffern, New York 10901, on Thursday, May 23, 2002, at 10:00 a.m. (local time), and at any adjournment thereof, all as set forth in the related Notice and Proxy Statement for the 2002 Annual Meeting.

     This proxy also delegates discretionary authority with respect to any other matters as may properly come before the Annual Meeting and at any adjournment thereof.

                                Change of Address
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
email:
      --------------------------------------------------------------------------

                     See Voting Instructions on Reverse Side


--------------------------------------------------------------------------------
                            /\FOLD AND DETACH HERE/\

                                                              Please mark
                                                              your vote as   [X]
                                                              indicated in
                                                              this example

THIS PROXY WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR MANAGEMENT'S NOMINEES FOR DIRECTOR AND ITEM 2 BELOW IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE COMPANY'S BOARD OF DIRECTORS.

                                              VOTE FOR
1. Election of three (3) directors,          all nominees
   constituting Class II members of           (except as         VOTE WITHHELD
   the Board of Directors, to a three-       marked to the          for all
   year term of office.                        contrary)            nominees
   01 Kenneth J. Torsoe                          [ ]                  [ ]
   02 Kevin J. Plunkett
   03 Steven T. Sabatini

(Instruction: To withhold authority to vote for one or more nominee(s), write the name(s) of the nominee(s) in the space provided below.)

2. Approval of an amendment to the Certificate of Incorporation to increase the authorized number of preferred shares, no par value, from 100,000 to 10,000,000 (as described in the Proxy Statement).

   FOR    AGAINST   ABSTAIN    (Management
   [ ]      [ ]       [ ]      recommends
                               a vote FOR)


3. In their discretion, upon such other business as may properly come before the meeting.

Signature
          ------------------------------------------
Signature                                            Date
          ------------------------------------------      -------------------


--------------------------------------------------------------------------------
                            /\FOLD AND DETACH HERE/\

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                      Vote by Internet or Telephone or Mail
                          24 Hours a Day, 7 Days a Week

             Internet and telephone voting is available through 4PM Eastern Time the business day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

                                    Internet
                      http://www.eproxy.com/ubh
                      Use the Internet to vote your
                      proxy. Have your proxy card in
                      hand when you access the web
                      site. You will be prompted to enter
                      your control number, located in
                      the box below, to create and
                      submit an electronic ballot.

                                       OR

                                    Telephone
                                 1-800-435-6710
                      Use any touch-tone telephone to
                      vote your proxy. Have your proxy
                      card in hand when you call. You will
                      be prompted to enter your control
                      number, located in the box below,
                      and then follow the directions given.

                                       OR

                                      Mail

                               Mark, sign and date
                                your proxy card
                                      and
                                return it in the
                             enclosed postage-paid
                                   envelope.

              If you vote your proxy by Internet or by telephone,
                 you do NOT need to mail back your proxy card.

                            U.S.B. HOLDING CO., INC.
                 100 Dutch Hill Road Orangeburg, New York 10962
                       2002 Annual Meeting of Stockholders

     The Proxy is Solicited by the Board of Directors of U.S.B. Holding Co., Inc., a Delaware Corporation (the "Company"). The undersigned stockholder(s) of the Company hereby appoints Robert E. Blackburn and Michael Giglio, and each of them, attorneys and proxies, with full power of substitution and revocation, and hereby authorize them/him, to represent and to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of its stockholders to be held at the Holiday Inn, 3 Executive Boulevard, Suffern, New York 10901, on Thursday, May 23, 2002, at 10:00 a.m. (local time), and at any adjournment thereof, with all powers the undersigned would possess if personally present, as specified on the reverse side.

     This proxy also delegates discretionary authority with respect to any other matters as may properly come before the Annual Meeting and at any adjournment thereof.


                                Change of Address
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
email:
      --------------------------------------------------------------------------

                     See Voting Instructions on Reverse Side


--------------------------------------------------------------------------------
                            /\FOLD AND DETACH HERE/\